Exhibit 8.1

JONES DAY

77 WEST WACKER   •   CHICAGO, ILLINOIS   60601-1692

TELEPHONE:   (312) 782-3939   •   FACSIMILE:   (312) 782-8585

August 1, 2012

DDR Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

Re:	8,000,000 Depositary Shares, each representing a 1/20th interest in a 6.50% Class

J Cumulative Redeemable Preferred Share, without par value

Ladies and Gentlemen:

We have acted as counsel for DDR Corp., an Ohio corporation (the “Company”), in connection with the issuance and sale of 8,000,000 Depositary Shares (the “Depositary Shares”), which represent an ownership interest in 400,000 of the Company’s 6.50% Class J Cumulative Redeemable Preferred Shares, without par value (the “Preferred Shares”), pursuant to the Underwriting Agreement Basic Provisions, dated July 18, 2012 (the “Basic Provisions”), by and between the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein (the “Underwriters”) and the Terms Agreement, dated July 18, 2012, by and between the Company and J.P. Morgan Securities LLC, acting as representative of the Underwriters (together with the Basic Provisions, the “Underwriting Agreement”). The Depositary Shares, each of which represents a 1/20th fractional ownership interest of a Preferred Share, will be issued under a Deposit Agreement, dated as of August 1, 2012 (the “Deposit Agreement”), among the Company and Computershare Shareowner Services LLC, as depositary, custodian and registrar, and the holders and beneficial owners from time to time of the Depositary Shares. The issuance of the Depositary Shares is discussed in the prospectus supplement dated July 18, 2012 (the “Prospectus Supplement”), which supplements the prospectus dated October 13, 2009 (the “Prospectus”). The Prospectus was part of the Company’s Registration Statement No. 333-162451 on Form S-3 (the “Registration Statement”), filed by the Company on October 13, 2009, with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933.

You have requested our opinion concerning certain federal income tax considerations relating to the Company, including with respect to its election to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with our opinion, we have reviewed and are relying upon (i) the Registration Statement (including the exhibits thereto), the Prospectus and the Prospectus Supplement, (ii) the Second Amended and Restated Articles of Incorporation of the Company, as amended, as in effect on the date hereof, (iii) the Amended and Restated Code of Regulations of the Company as in effect on the date hereof, (iv) the Underwriting Agreement and the Deposit Agreement, and (v) such other documents, records and instruments that we have deemed necessary or appropriate

ATLANTA • BEIJING • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DUBAI • FRANKFURT • HONG  KONG • HOUSTON

IRVINE  •  LONDON  •  LOS ANGELES  •  MADRID   •  MEXICO CITY  •  MILAN  •  MOSCOW  •  MUNICH  •  NEW DELHI  •  NEW YORK   •   PARIS

PITTSBURGH • SAN DIEGO • SAN FRANCISCO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

JONES DAY

DDR Corp.

August 1, 2012

for purposes of our opinion, and have assumed their accuracy as of the date hereof. For purposes of our review, we have also assumed, with your consent, the authenticity of all documents we have examined as well as the genuineness of signatures and the validity of the indicated capacity of each party executing a document. In addition, we have relied upon the factual representations contained in a certificate, dated as of the date hereof (the “Officer’s Certificate”), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and operation of the Company.

We have made such investigations of law and fact as we have deemed appropriate as a basis for our opinion. However, for purposes of our opinion, we have not made an independent investigation of the facts set forth in the Officer’s Certificate. Our opinion is conditioned on the accuracy and completeness of the factual representations made in the Officer’s Certificate and in the Registration Statement (including the Prospectus) and any change or inaccuracy in the factual representations referred to in the Registration Statement (including the Prospectus) or the Officer’s Certificate may affect our conclusions set forth herein.

Our opinion is based upon current provisions of the Code, the legislative history thereto, the existing applicable United States federal income tax regulations promulgated or proposed under the Code, published judicial authority and currently effective published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all of which are subject to change at any time, possibly with retroactive effect, and subject to differing interpretations.

Based upon and subject to the foregoing and the qualifications set forth below, it is our opinion that

(1)	during the period commencing with the Company’s taxable year ended December 31, 1993 through its taxable year ended December 31, 2011, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the Company’s current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2012 and for future taxable years; and

(2)	the statements set forth in the Prospectus under the caption “Certain Federal Income Tax Considerations,” to the extent they describe United States federal income tax laws or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects.

JONES DAY

DDR Corp.

August 1, 2012

Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein. The qualification and taxation of the Company as a REIT depend upon the ability of the Company to satisfy on a continuing basis, through actual annual operating and other results, the various requirements under the Code and the Treasury Regulations promulgated thereunder and described in the Prospectus with regard to (i) organizational and operational matters, including, among other things, the sources of its income, the composition of its assets, and the level of its distributions to holders of the Company’s shares, and (ii) the diversity of ownership of the Company’s shares. Jones Day has not verified and will not review or verify the compliance of the Company with the requirements for qualification and taxation as a REIT on a continuing basis. Accordingly, no assurance can be given that the Company will satisfy the requirements under the Code and the applicable Treasury Regulations for qualification and taxation as a REIT for 2012 and subsequent taxable years.

In rendering our opinion, we are expressing our views only as to the United States federal income tax laws. We do not undertake to advise you of the effect of changes in matters of law or fact occurring subsequent to the date hereof. This opinion is not binding upon the IRS or the courts. There can be no assurance, and none is hereby given, that the IRS will not take a position contrary to one or more of the positions reflected in the foregoing opinion or that our opinion will be upheld by the courts if challenged by the IRS.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement filed by the Company to effect registration of the Common Shares under the Act and to the reference to us under the caption “Certain U.S. Federal Income Tax Considerations” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Jones Day